UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 9, 2018

Green Plains Inc.
(Exact Name of Registrant as Specified in Charter)

Iowa
(State or Other Jurisdiction of Incorporation)

001-32924	84-1652107
(Commission File Number)	(I.R.S. Employer Identification Number)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of Principal Executive Offices)	(Zip Code)

 (402) 884-8700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The company held its 2018 annual meeting of shareholders on May 9, 2018, in Omaha, Nebraska. All matters voted on were approved. The numbers of shares cast for, against or withheld are as follows:

1.	Proposal to elect four directors, each to serve three-year terms that expire at the 2021 annual meeting.

Nominee Name	For	Withheld
Todd Becker	31,943,555	408,595
Thomas Manuel	31,884,003	468,147
Brian Peterson	28,334,746	4,017,404
Alain Treuer	31,688,416	663,734

There were 8,574,204 broker non-votes with respect to this matter.

2.	Proposal to cast an advisory vote to approve the company’s executive compensation.

For	Against	Abstain
31,510,101	645,401	196,648

There were 8,574,204 broker non-votes with respect to this matter.

No other matters were voted on at the annual meeting.

Item 8.01. Other Events.

On May 9, 2018, Green Plains Inc. announced that its board of directors approved a quarterly cash dividend of $0.12 per share on the company’s common stock. The dividend will be payable on June 15, 2018, to shareholders of record at the close of business on May 25, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Number	Description
99.1	Press release, dated May 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: May 9, 2018	By:	/s/ John W. Neppl
John W. Neppl
Chief Financial Officer (Principal Financial Officer)